UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 3, 2012, MRV Communications, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) had authorized and was implementing various transactions.

a)            The Board authorized a share repurchase plan for up to $10 million of the shares of the Company’s Common Stock. The stock repurchase program will be operated in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and expires on December 31, 2013 unless earlier suspended or discontinued.

b)            The Board declared a special cash dividend of $0.07 per share of Common Stock, with record and payable dates of December 14, 2012 and December 21, 2012, respectively. The aggregate amount of payment to be made in connection with this special dividend will be approximately $11 million.

c)             The Board has also approved a 1-for-20 reverse stock split of the Company’s issued and outstanding Common Stock, and a decrease in the number of authorized shares of the Company’s Common Stock as allowed by the Company’s stockholders at its annual meeting of stockholders on October 11, 2012. The reverse stock split will be effective at 5:00 p.m. Eastern time on December 26, 2012, and the Common Stock will trade on a split-adjusted basis on the OTCQB Marketplace commencing on the open of trade on December 27, 2012.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

Exhibit 99.1                  Company’s press release dated December 3, 2012

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 3, 2012

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary